UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2018 (January 8, 2018)

Vantiv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Governor’s Hill Drive
Symmes Township, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 900-5250
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote Of Security Holders.

On January 8, 2018, Vantiv, Inc. (“Vantiv”) held a special meeting of its stockholders (the “Vantiv Special Meeting”) in connection with the proposed acquisition (the “Acquisition”) by Vantiv and an indirect subsidiary of Vantiv of the entire issued and to be issued ordinary shares of Worldpay Group plc, a public limited company registered in England and Wales (“Worldpay”). At the Vantiv Special Meeting, Vantiv’s stockholders approved the proposal relating to the Acquisition. The voting results were as follows:

1.	To approve the issuance of Vantiv Class A common stock to shareholders of Worldpay, in connection with the Acquisition (the “Share Issuance Proposal”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
156,899,242	12,891	111,532	0

2.	The proposal to adjourn the Vantiv Special Meeting was not necessary or appropriate because there were sufficient votes to approve the Share Issuance Proposal.

Item 8.01	Other Events

On January 8, 2018, Vantiv issued a press release announcing the voting results of the Vantiv Special Meeting and Worldpay issued a regulatory news announcement setting forth the voting results of the Worldpay court meeting and general meeting. A copy of the Vantiv press release is attached as Exhibit 99.1 to this report and is incorporated by reference and a copy of the Worldpay regulatory news announcement is attached as Exhibit 99.2 to this report and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Vantiv Press Release, dated January 8, 2018

99.2	Worldpay Regulatory News Announcement, dated January 8, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Vantiv Press Release, dated January 8, 2018

99.2	Worldpay Regulatory News Announcement, dated January 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: January 8, 2018	By:	/s/ NELSON F. GREENE
		Name:	Nelson F. Greene
		Title:	Chief Legal and Corporate Services Officer and Secretary